OFFICERS' POWER OF ATTORNEY

 City of Minneapolis

 State of Minnesota

        Each of the undersigned, as officers of the below listed open-end, diversified investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                                      1933 Act        1940 Act
                                                     Reg. Number     Reg. Number
                                                     -----------     ---------

    AXP Bond Fund, Inc.                               2-51586         811-2503
    AXP California Tax-Exempt Trust                   33-5103         811-4646
    AXP Discovery Fund, Inc.                          2-72174         811-3178
    AXP Equity Select Fund, Inc.                      2-13188         811-772
    AXP Extra-Income Fund, Inc.                       2-86637         811-3848
    AXP Federal Income Fund, Inc.                     2-96512         811-4260
    AXP Global Series, Inc.                           33-25824        811-5696
    AXP Growth Series, Inc.                           2-38355         811-2111
    AXP High Yield Tax-Exempt Fund, Inc.              2-63552         811-2901
    AXP International Fund, Inc.                      2-92309         811-4075
    AXP Investment Series, Inc.                       2-11328         811-54
    AXP Variable Portfolio-Investment Series, Inc.    2-73115         811-3218
    AXP Variable Portfolio-Managed Series, Inc.       2-96367         811-4252
    AXP Variable Portfolio-Money Market Series, Inc.  2-72584         811-3190
    AXP Variable Portfolio-Income Series, Inc.        2-73113         811-3219
    AXP Managed Series, Inc.                          2-93801         811-4133
    AXP Market Advantage Series, Inc.                 33-30770        811-5897
    AXP Money Market Series, Inc.                     2-54516         811-2591
    AXP New Dimensions Fund, Inc.                     2-28529         811-1629
    AXP Precious Metals Fund, Inc.                    2-93745         811-4132
    AXP Progressive Fund, Inc.                        2-30059         811-1714
    AXP Selective Fund, Inc.                          2-10700         811-499
    AXP Special Tax-Exempt Series Trust               33-5102         811-4647
    AXP Stock Fund, Inc.                              2-11358         811-498
    AXP Strategy Series, Inc.                         2-89288         811-3956
    AXP Tax-Exempt Series, Inc.                       2-57328         811-2686
    AXP Tax-Free Money Fund, Inc.                     2-66868         811-3003
    AXP Utilities Income Fund, Inc.                   33-20872        811-5522


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 hereby constitutes and appoints the other as his attorney-in-fact and agent, to sign for him in his name, place and stead any and all further amendments to said registration statements filed pursuant to said Acts and any rules and regulations thereunder, and to file such amendments with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to either of them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

         Dated the 11th day of January, 2001.

/s/ Arne H. Carlson                     /s/ Leslie L. Ogg
-------------------                     -----------------
    Arne H. Carlson                         Leslie L. Ogg

/s/ John R. Thomas                      /s/ Peter J. Anderson
------------------                      ---------------------
    John R. Thomas                          Peter J. Anderson

/s/ Frederick C. Quirsfeld              /s/ John M. Knight
--------------------------              ------------------
    Frederick C. Quirsfeld                  John M. Knight